Exhibit 99.1

-APi Group Provides Preliminary Year-End 2022 Results-

-Provides Initial Net Revenues and Adjusted EBITDA Guidance for 2023-

New Brighton, Minnesota – February 21, 2023 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today provided preliminary year-end 2022 results and initial net revenues and adjusted EBITDA guidance for 2023. The Company is participating in a fireside chat during Citi’s 2023 Global Industrial Tech and Mobility Conference today at 2:40 p.m. ET and at the Barclays Industrial Select Conference on Wednesday, February 22, 2023 at 2:25 p.m. ET and may discuss these items while at the conferences.

Financial Update

While the Company will not be discussing actual results until its scheduled earnings release on February 28, 2023, the Company is expected to indicate at the investor conferences that net revenues, adjusted EBITDA and adjusted free cash flow for 2022 will be at the higher end of the guidance range provided on November 3, 2022.

Russ Becker, APi’s President and Chief Executive Officer stated: “2022 was another year of record financial results for APi. Our continued ability to deliver on our commitments is a testament to the resiliency of our leaders and the benefits of our relentless focus on growing high margin, inspection, service and monitoring revenue combined with our ability to mitigate margin pressures through pricing initiatives, disciplined cost controls and operational improvements to offset macro headwinds such as the COVID-19 pandemic, supply chain disruptions, inflation and foreign exchange rates. Additionally, our strong free cash flow generation has allowed APi to finish the year with a net debt to adjusted EBITDA ratio of less than 3.3x (calculated pursuant to terms of existing debt agreements) and last month gave us the opportunity to further reduce Term Loan debt by $200 million as announced on January 12, 2023.

As we look ahead to 2023, we are excited to continue our efforts to build a global and coordinated inspection sales force to drive our go-to-market strategy of selling inspection work first which we believe will lead to further service revenue growth and ultimately drive margin expansion. While we do not know if we are headed into a recession, we believe that the statutorily-driven demand for our services and the diversity of the end markets we serve provide predictable, recurring revenue opportunities and help to build a protective moat around the business. Our backlog remains strong. We believe that net revenues for 2023 will range between $6,800 to $6,950 million, representing growth in net revenues on an organic basis in line with our historical performance.

For 2023 adjusted EBITDA, we expect to deliver between $735 to $775 million as margins are expected to expand again this year. We remain confident in achieving our goal of 13%+ adjusted EBITDA margin by 2025 through an improved mix of inspection, service and monitoring revenue, procurement savings, value capture opportunities and leveraging our global scale. In addition, we remain laser focused on cash generation and deleveraging at approximately one turn annually as we move towards our stated target net leverage ratio of 2.0 to 2.5x, which we expect to achieve near year-end 2023. We look forward to providing more detail on our 2022 performance as well as our outlook for 2023 on our earnings call on February 28, 2023.”

Upcoming Conferences

APi will participate in fireside chats during Citi’s 2023 Global Industrial Tech and Mobility Conference on Tuesday, February 21, 2023 at 2:40 p.m. ET and the Barclays 2023 Industrial Select Conference on Wednesday, February 22, 2023 at 2:25 p.m. ET. The presentation materials along with a live webcast link and archived replay will be available in the “Events” area on the 2 Investor Relations page of APi’s website at www.apigroupcorp.com. Interested parties should check the Company’s website for any schedule updates or time changes.

About APi:

APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this press release and related comments made by management may be considered forward-looking statements within the meaning of the U.S federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In some cases, you can identify forward-looking statements by terms including “expect”, “anticipate”, “project”, “will”, “should”, “believe”, “intend”, “plan”, “estimate”, “potential”, “target”, “would”, and similar expressions, although not all forward-looking statements contain these identifying terms. While we believe these statements are reasonable, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including (i) economic conditions, competition, inflation, or currency impacts, (ii) the ability to recognize the anticipated benefits of the Company’s acquisitions, including anticipated cost savings from the Chubb acquisition, and (iii) those risks and uncertainties discussed in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.